Exhibit 99.1

Sisecam Chemicals Resources LLC Delivers Proposal to Acquire Sisecam Resources LP

Atlanta, Georgia (July 6, 2022) – On  July 6, 2022, Sisecam Chemicals Resources LLC (“SCR”), delivered a non-binding proposal (the “Proposal”) to the Board of Directors of Sisecam Resource Partners LLC, the General Partner of Sisecam Resources LP (the “Issuer”) to acquire all of the outstanding common units, representing limited partner interests in the Issuer not already owned by SCR or its affiliates, in exchange for $17.90 per issued and outstanding publicly held common unit of the Partnership, which represents the thirty day volume weighted average per share, as of July 5, 2022.

There can be no assurance that any discussions that may occur between SCR and the Issuer with respect to the Proposal will result in the entry into a definitive agreement concerning a transaction or, if such a definitive agreement is reached, will result in the consummation of the transaction contemplated in such definitive agreement. Entry into a definitive agreement concerning a transaction and the consummation of any such transaction is subject to a number of contingencies that are beyond the control of SCR, including the satisfactory completion of due diligence, the approval of the conflicts committee of the Board of Directors of  Sisecam Resource Partners LLC, the approval by holders of a majority of the outstanding common units of the Issuer (which would be satisfied upon receipt of the approval of its two largest stakeholders), and the satisfaction of any conditions to the consummation of a transaction set forth in any such definitive agreement.

FORWARD-LOOKING STATEMENTS

Certain information provided in this press release constitutes forward-looking statements. Although SCR believes these statements are based on information and assumptions that are current, reasonable and complete, these statements are inherently subject to a variety of risks and uncertainties pertaining to timing and completion of the transaction. While SCR makes these forward-looking statements in good faith, should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. Except as may be required by applicable securities laws, SCR assumes no obligation to publicly update or revise any forward-looking statements made herein or otherwise, whether as a result of new information, future events or otherwise

IMPORTANT NOTICE TO INVESTORS

This press release is not a solicitation of a proxy, an offer to purchase nor a solicitation of an offer to sell common units of the Issuer. This press release is not a substitute for any proxy statement or other filings that may be made with the Securities and Exchange Commission (the “SEC”) by SCR or the Issuer, as applicable, regarding a proposed transaction. If any proxy statement or other filings regarding a proposed transaction are made with the SEC, investors are urged to thoroughly review them in their entirety because they will contain important information. Any such proxy statement or other filings regarding a proposed transaction will be available free of charge at the SEC’s website (www.sec.gov) and from SCR and the Issuer, as applicable.

ABOUT SISECAM CHEMICALS RESOURCES LLC

Sisecam Chemicals Resources LLC, a Delaware limited liability company and successor by conversion to Ciner Resources Corporation, a former Delaware corporation, is owned 60% by Sisecam Chemicals USA Inc., a wholly-owned subsidiary of Turkiye Sise ve Cam Fabrikalari A.S. (“Sisecam”) and 40% by Ciner Enterprises Inc., a wholly-owned subsidiary of We Soda Ltd of London, UK (“Ciner”). Sisecam is a global player in soda ash and chromium chemicals, flat glass, glassware, glass packaging and glass fiber sectors.  Founded 86 years ago, it is one of the largest industrial publicly-listed companies based in Turkey. With production facilities in four continents and in 14 countries, Sisecam is one of the largest glass and chemicals producers in the world.

Contacts

Investor Relations
Nedim Kulaksızoğlu
Chief Financial Officer
(770) 375-2321
nkulaksızoglu@sisecam.com